UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2024
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100, Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change in Role of Tadeu Nardocci
On July 25, 2024, the Board of Directors (the "Board") of Novelis Inc. (the "Company") determined that, effective July 1, 2024, Antonio Tadeu Coelho Nardocci, current Interim President, Novelis North America and a named executive officer of the Company, ceased to hold the position of Interim President, Novelis North America, and that, as of such date, Mr. Nardocci shall continue as an executive officer of the Company and be appointed Executive Vice President, Manufacturing Operations of the Company.
Adoption of Executive Severance Plans
On July 25, 2024, the Board unanimously approved and adopted a United States Executive Severance Plan (the "Executive Severance Plan") and a Change in Control Executive Severance Plan (the "Executive CIC Severance Plan" and, collectively with the Executive Severance Plan, the "Severance Plans"), each effective July 25, 2024, pursuant to which certain of our executives, including certain of our named executive officers, are eligible to receive benefits. The Severance Plans were previously approved by the Compensation Committee of the Board. The Severance Plans provide for severance benefits to participants in connection with (1) a qualified termination not in connection with a change in control, and (2) a qualified termination in connection with a change in control.
Upon a qualified termination under the Executive Severance Plan, participants are entitled to:
•payment of the executive's accrued benefits, including any earned but unpaid base salary and/or annual incentive bonus;
•severance pay in the amount of one times the executive's annual base salary in addition to a payment equal to one times the executive's target compensation under the applicable fiscal year's Annual Incentive Plan ("AIP Compensation") (in the case of the Chief Financial Officer, 1.25 times base salary and 1.25 times target AIP Compensation and in the case of the Chief Executive Officer, 1.5 times annual base salary and 1.5 times target AIP Compensation);
•reimbursement for the full premium costs of COBRA continuation health coverage for 12 months;
•life insurance continuation coverage for 12 months;
•24 months of benefit plan credit (pro-rated over 12 months) under the Company's tax-qualified and non-qualified pension, savings, or other retirement plans; and
•full accelerated vesting under the Company's tax-qualified and non-qualified pension, savings, or other retirement plans.
Upon a change in control termination under the Executive CIC Severance Plan, participants are entitled to:
•payment of the executive's accrued benefits, including any earned but unpaid base salary and/or annual incentive bonus;
•severance pay in the amount of two times the executive's annual base salary in addition to a payment equal to two times the executive's target AIP Compensation bonus payout;
•a lump sum payment equal to the full premium costs of 24 months of medical continuation health coverage;
•a lump sum payment equal to a prorated portion of the executive's target AIP Compensation;
•life insurance continuation coverage for 24 months;
•24 months of benefit plan credit (pro-rated over 24 months) under the Company's tax-qualified and non-qualified pension, savings, or other retirement plans; and
•full accelerated vesting under the Company's tax-qualified and non-qualified pension, savings, or other retirement plans.

All benefits under the Severance Plans are subject to the executives' execution of an effective release of claims against us.
For purposes of the Severance Plans, a "qualifying termination" means any termination of employment (1) by the Company other than for death, "disability" or "cause" or (2) by the executive, for "good reason". A "change in control termination" is a qualifying termination that occurs during the period commencing 6 months preceding and ending 24 months after a "change in control" (as defined under the Severance Plans).
The Executive Severance Plan and the Executive CIC Severance Plan are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Severance Plans are qualified in their entirety by reference to such exhibits.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Novelis Inc. Executive Severance Plan
10.2	Novelis Inc. Change in Control Executive Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: July 26, 2024	By:	/s/ Christopher Courts
Name: Christopher Courts
Title: Executive Vice President and Chief Legal Officer